Exhibit 7.1
                                     ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF AUGUST 11, 1998

                                  BY AND AMONG

                        KINGSWAY FINANCIAL SERVICES INC.,
                             KINGSWAY AMERICA INC.,
                            W ACQUISITION CORPORATION

                                       AND

                           WALSHIRE ASSURANCE COMPANY


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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1: DEFINITIONS                                                        1
1.1        Definitions....................................................... 1
ARTICLE 2: THE MERGER                                                         7
2.1        The Merger........................................................ 7
2.2        Effective Time of the Merger...................................... 7
2.3        Terms of the Merger............................................... 7
2.4        Effect of the Merger.............................................. 8
2.5        Conversion or Cancellation of Shares in the Merger................ 8
2.6        Payment for Shares in the Merger.................................. 8
2.7        Status of Options................................................. 9
2.8        Dissenting Shares.................................................10
2.9        Closing of the Company's Transfer Books...........................10
2.10       No Further Ownership Rights in the Company Common Stock...........11
2.11       No Liability......................................................11
2.12       Investment of Exchange Fund.......................................11
ARTICLE 3: REPRESENTATIONS AND WARRANTIES OF THE COMPANY                     11
3.1        Corporate Existence and Power.....................................11
3.2        Corporate Authorization...........................................12
3.3        Governmental Authorization........................................12
3.4        Non-Contravention.................................................12
3.5        Capitalization....................................................12
3.6        All Assets Necessary..............................................13
3.7        Subsidiaries......................................................13
3.8        Financial Statements; SEC Reports.................................14
3.9        Absence of Certain Changes........................................15
3.10       Material Liabilities; Investments.................................16
3.11       Material Contracts................................................17
3.12       Non-Claims Litigation.............................................18
3.13       Compliance with Laws..............................................19
3.14       Properties........................................................19
3.15       Licenses and Permits; Policies; Regulatory Matters................19
3.16       Tax Matters.......................................................20
3.17       Employee Group Benefit Plans......................................21
3.18       Environmental Compliance..........................................21
3.19       Intellectual Property; Software...................................22
3.20       Labor Matters.....................................................23
3.21       Loans and Advances................................................23
3.22       Proxy Statement...................................................23
3.23       No Other Broker...................................................24
3.24       Pennsylvania Takeover Laws........................................24
3.25       Related Party Transactions........................................24
3.26      Fairness Opinion...................................................24
ARTICLE 4: REPRESENTATIONS AND WARRANTIES OF BUYER                           24
4.1        Corporate Existence and Power.....................................24
4.2        Corporate Authorization...........................................25
4.3        Governmental Authorization........................................25
4.4        Non-Contravention.................................................25
4.5        Financing.........................................................25
4.6        No Actions; Suits or Proceedings..................................25
4.7        No Other Broker...................................................26
4.8        Merger Subsidiary.................................................26
4.9        Reports and Financial Statements..................................26
4.10       Proxy Statement...................................................26
ARTICLE 5: COVENANTS OF THE COMPANY                                          26
5.1        Conduct...........................................................26
5.2        Access to Information.............................................28
5.3        Notices of Certain Events.........................................29
5.4        No Solicitation...................................................29
5.5        Meeting of the Company Shareholders...............................30
5.6        Supplements or Amendments.........................................30
ARTICLE 6: COVENANTS OF BUYER                                                30
6.1        Confidentiality...................................................30
6.2        Indemnification and Insurance.....................................30
6.3        Supplements or Amendments.........................................32
ARTICLE 7: COVENANTS OF BUYER AND THE COMPANY................................32
7.1        Commercially Reasonable Efforts...................................32
7.2        Public Announcements..............................................33
7.3        Consents..........................................................33
7.4        Proxy Statement...................................................33
7.5        Updating Schedules................................................33
ARTICLE 8: EMPLOYEES AND EMPLOYEE BENEFITS                                   34
8.1        Employees.........................................................34
8.2        401(k) Plans......................................................34
8.3        Group Health Plans................................................34
8.4        Severance Arrangements............................................34
8.5        Other Benefit Plans...............................................35
ARTICLE 9: CONDITIONS TO CLOSING                                             35
9.1        Conditions to Obligations of Buyer and the Company................35
9.2        Conditions to Obligation of Buyer.................................36
9.3        Conditions to Obligation of the Company...........................36
ARTICLE 10: SURVIVAL.........................................................37
10.1       Survival..........................................................37
ARTICLE 11: TERMINATION                                                      37
11.1       Grounds for Termination...........................................37
11.2       Effect of Termination.............................................38
ARTICLE 12: MISCELLANEOUS                                                    38
12.1       Notices...........................................................38
12.2       Amendments and Waivers............................................39
12.3       Expenses..........................................................40
12.4       Successors and Assigns............................................40
12.5       Governing Law.....................................................40
12.6       Jurisdiction......................................................40
12.7       Counterparts......................................................40
12.8       No Third Party Beneficiaries......................................41
12.9       Entire Agreement..................................................41
12.10      Construction......................................................41
12.11      Currency..........................................................41

SCHEDULES


Schedule 1.1(a) The Company's Options

Schedule 1.1(b) Contingent and Severance Compensation Agreements

Schedule 1.1(c) Knowledge of the Company

Schedule 1.1(d) Knowledge of Buyer

Schedule 3.3 Governmental Authorization

Schedule 3.4 Non-Contravention

Schedule 3.6 All Assets Necessary

Schedule 3.7 Subsidiaries Schedule

3.9 Absence of Certain Changes

Schedule 3.9(viii) Company's Investment Policies

Schedule 3.10(a) Material Liabilities

Schedule 3.10(b) Investment Assets of the Company

Schedule 3.11 Material Contracts

Schedule 3.12 Non-Claims Litigation, Investigations and Proceedings

Schedule 3.13 Compliance with Laws

Schedule 3.15 License and Permits; Policies; Regulatory Matters

Schedule 3.16 Tax Matters

Schedule 3.17 Employee Group Benefit Plans

Schedule 3.19(a) Intellectual Property

Schedule 3.19(b) Software

Schedule 3.21 Loans and Advances

Schedule 4.3 Governmental Authorization

Schedule 4.4 Non-Contravention

Schedule 5.1 Conduct of the Company

                          AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of August 11, 1998, by and among Walshire Assurance Company, a Pennsylvania corporation (the "Company"), Kingsway America Inc., a Delaware corporation ("Buyer"), Kingsway Financial Services Inc., an Ontario corporation ("Buyer Parent") and W Acquisition Corporation, a Pennsylvania corporation ("Buyer Sub").

                                    RECITALS

WHEREAS, the respective boards of directors of the Company, Buyer, Buyer Parent and Buyer Sub have approved the taxable cash merger of Buyer Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and subject to the satisfaction of the terms and conditions set forth herein, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1: DEFINITIONS

     1.1 DEFINITIONS. The following terms, as used herein, have the following meanings:

     "Acquisition Proposal" shall have the meaning specified in Section 5.4.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that none of the Subsidiaries of the Company shall be considered an Affiliate of the Company.

     "Agreement" means this Agreement and Plan of Merger, including the schedules hereto.

     "Annual Statements" shall have the meaning specified in Section 3.8.

     "Articles  of  Incorporation"  means the Amended and  Restated  Articles of
     Incorporation  of  the  Company,   as  filed  with  the  Secretary  of  the
     Commonwealth of Pennsylvania.

     "Articles of Merger" shall have the meaning specified in Section 2.2.

     "Balance Sheet Date" means June 30, 1998.

     "Benefit Arrangement" means any employment, severance or similar contract, arrangement or policy, or any plan or arrangement (whether or not written) to provide benefits as compensation for services rendered, including but not limited to severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, death benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, executive compensation arrangements (including but not limited to stock options, stock appreciation rights, restricted stock rights and performance unit awards and other forms of incentive compensation) or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan, (ii) is entered into or maintained, as the case may be, by the Company or any of its ERISA Affiliates and (iii) covers any present or former employee, director, agent or independent contractor of Company or any of its Subsidiaries.

     "Benefit Plan" means any Employee Plan or Benefit Arrangement.

     "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks in Philadelphia, Pennsylvania are required or permitted to be closed.

     "Buyer Financial  Statements"  shall have the meaning  specified in Section
     4.9.

     "Buyer Parent Securities Reports" means all reports, forms, schedules, registration statements and other documents together with all amendments and supplements thereto which Buyer Parent has been required to file with the appropriate Canadian securities regulatory authorities since January 1, 1998.

     "Canadian GAAP" means, at any time, accounting principles generally accepted in Canada including those set out in the Handbook of the Canadian Institute of Chartered Accountants, at the relevant time applied on a consistent basis.

     "Certificates" means one or more certificates that immediately prior to the Effective Time represented outstanding Shares.

     "Claims Provision" shall have the meaning specified in Section 3.19.

     "Closing" shall have the meaning specified in Section 2.2.

     "Closing Date" shall have the meaning specified in Section 2.2.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Shares" means shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, after giving effect to the exercise or cancellation of each Company Option pursuant to Section 2.7.

     "Common Stock Consideration" shall have the meaning specified in Section 2.5(b).

     "Company Common Stock" means the Common Stock, par value $0.01, of the Company.

     "Company Investment Assets" means any investment assets (whether or not required by U.S. GAAP or SAP to be reflected on a balance sheet) beneficially owned (within the meaning of Rule 13d-3 under the Exchange
     Act) by the Company or any Subsidiary of the Company including but not limited to bonds, notes, debentures, mortgage loans, collateral loans and all other instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests, certificates issued by or interests in trusts, derivatives and all other assets acquired for investment purposes.

     "Company Options" means the options identified on Schedule 1.1(a).

     "Company Preferred Stock" means the 6 1/2% cumulative convertible Preferred Stock, par value $0.01, of the Company.

     "Company  Shareholders'  Approval"  shall  have the  meaning  specified  in
     Section 5.5.

     "Company Shareholders' Meeting" shall have the meaning specified in Section 5.5.

     "Company Securities" shall have the meaning specified in Section 3.5.

     "Confidentiality Agreement" means that certain Confidentiality Agreement dated October 2, 1997, between the Company and Buyer Parent.

     "Constituent Corporations" means each of the Company and Buyer Sub.

     "Contingent   Severance   Compensation   Agreement"  means  the  Contingent
     Severance Compensation Agreement, dated as of August 14, 1997, between the Company and the employees identified on Schedule 1.1(b).

     "Dissenting Shares" shall have the meaning specified in Section 2.8.

     "D&O Insurance" shall have the meaning specified in Section 6.2.

     "Effective Time" shall have the meaning specified in Section 2.2.

     "Employee Plan" means any "employee benefit plan," as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by the Company or any of its ERISA Affiliates and (iii) covers any employee or former employee of the Company or any of its Subsidiaries.

     "Environmental Laws" means any and all federal, state or local statutes, laws, regulations, ordinances, rules or codes now in effect relating to the environment, to the effect of the environment on human health or safety or to the use, generation, manufacturing, treatment, disposal, storage, discharge or release of any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum and its derivatives and by-products, or any substance having any constituent elements displaying any of the foregoing characteristics, into the environment, including but not limited to ambient air, surface water, groundwater or land, or the remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation or rule issued thereunder.

     "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Agent" means a bank or trust company selected by Buyer, and reasonably satisfactory to the Company, to effectuate the payment for Shares in the Merger.

     "Exchange Fund" shall have the meaning specified in Section 2.6.

     "Governmental Body" means any federal, state, municipal, political subdivision or other governmental legislature, court, tribunal, arbitrator, authority, official, department, commission, board, bureau, agency or instrumentality, whether domestic or foreign.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Intellectual Property" shall mean: trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including but not limited to divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights; provided, that "Intellectual Property" shall not include Software.

     "Knowledge of the Company" means the actual knowledge of the individuals named on Schedule 1.1(c).

     "Knowledge of Buyer" means the actual knowledge of the individuals named on
     Schedule 1.1(d).

     "Law" means any statute, law, rule, regulation or ordinance of any Governmental Body.

     "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "Material Adverse Effect" means, with respect to any Person or Persons, a material adverse effect on the financial condition, results of operations, business, assets or liabilities of such Person or Persons and its or their Subsidiaries, taken as whole.

     "Merger" shall have the meaning specified in the Recitals.

     "Merger Consideration" means the Common Stock Consideration in the case of Common Shares and the Preferred Stock Consideration in the case of Shares of the Company's Preferred Stock.

     "Option" means any subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement to issue or sell any shares of capital stock of a corporation, or any securities exchangeable for or exercisable into any such shares.

     "Order" means any judgment, decree, order, writ, permit or license of any Governmental Body.

     "PBCL" means the Pennsylvania Business Corporation Law of 1988, as amended.

     "Permits" shall have the meaning specified in Section 3.15.

     "Permitted  Investments"  means short-term U.S.  government  obligations or
     interest-bearing   money  market   accounts  that  invest  solely  in  such
     obligations.

     "Person" means an individual, corporation, partnership, association, trust, limited liability company or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Preferred Shares" means shares of the Company's Preferred Stock issued and outstanding immediately prior to the Effective Time.

     "Preferred Stock Consideration" shall have the meaning specified in Section 2.5(c).

     "Pre-June 30 Tax Period" means any Tax period ending on or before June 30, 1998 and the portion of the calendar year 1998 ending on and including June 30, 1998.

     "Proxy Statement" shall have the meaning specified in Section 7.4.

     "Regulators" shall have the meaning specified in Section 3.8.

     "Returns" means all Tax returns, statements, reports, forms or other documentation required to be filed with any Taxing Authority.

     "SAP" means the accounting procedures and practices prescribed or permitted from time to time by the National Association of Insurance Commissioners and adopted, permitted or promulgated by the respective states of incorporation of the Company and its Subsidiaries and employed in a consistent manner throughout the periods involved.

     "SEC" means the United States Securities and Exchange Commission.

     "SEC Reports" means all forms, reports and documents filed by the Company with the SEC since January 1, 1998 and prior to the date hereof.

     "Shares" means Common Shares and Preferred Shares.

     "Significant Agreements" shall have the meaning specified in Section 3.11.

     "Software" shall mean all computer and telecommunication software including source and object code and documentation and any other media (including but not limited to manuals, journals and reference books).

     "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect 50% or more of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Subsidiary Securities" shall have the meaning specified in Section 3.7.

     "Surviving  Corporation  Common Stock" shall have the meaning  specified in
     Section 2.5.

     "Tax" means all taxes, charges, fees, levies or other assessments, including but not limited to any net income tax or franchise tax based on net income, any alternative or add-on minimum taxes, any gross income, gross receipts, premium, sales, use, ad valorem, value added, transfer, profits, license, social security, Medicare, payroll, employment, excise, severance, stamp, occupation, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority.

     "Taxing Authority" means any governmental authority (domestic or foreign) responsible for the imposition of any Tax.

     "Transferred Employees" shall have the meaning specified in Section 9.1.

     "Unaudited  June 30 Balance  Sheet"  shall have the  meaning  specified  in
     Section 3.8.

     "U.S. GAAP" means generally accepted accounting principles under United States accounting rules and regulations.

ARTICLE 2: THE MERGER

     2.1 THE MERGER. Subject to the terms and conditions hereof, at the Effective Time and in accordance with the provisions of this Agreement and the applicable provisions of the PBCL, Buyer Sub shall be merged with and into the Company, and the Company shall continue as the surviving corporation (the "Surviving Corporation"). Thereupon the separate corporate existence of Buyer Sub shall cease, and the Surviving Corporation shall continue in existence under the laws of the Commonwealth of Pennsylvania.

     2.2 EFFECTIVE TIME OF THE MERGER. On or prior to the Closing Date, the Merger shall be consummated by filing with the Secretary of State of the Commonwealth of Pennsylvania, as provided in Section 1927 of the PBCL, the articles of merger, in such form as is required by and executed in accordance with Section 1926 of the PBCL and satisfactory to the parties hereto (the "Articles of Merger"), on behalf of the Constituent Corporations. The Merger shall become effective at the time of filing or at such later time as shall be specified in the Articles of Merger (the "Effective Time"). Prior to such filing, a closing (the "Closing") shall be held at the offices of Blank Rome Comisky & McCauley LLP, One Logan Square, Philadelphia, PA 19103, or such other place as the parties may agree, on a date set by Buyer (the "Closing Date"), which date shall be within ten Business Days following the later of (i) the date of the Company Shareholders' Approval and (ii) the date upon which all conditions set forth in Article 10 hereof have been satisfied or waived.

     2.3 TERMS OF THE MERGER.

          (a) The articles of incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and of the PBCL.

          (b) The bylaws of Buyer Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until duly amended in accordance with the terms thereof, of the articles of incorporation of the Surviving Corporation and of the PBCL.

          (c) The directors of Buyer Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's articles of incorporation and bylaws.

          (d) The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's articles of incorporation and bylaws.

     2.4 EFFECT OF THE MERGER. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the PBCL.

     2.5 CONVERSION OR CANCELLATION OF SHARES IN THE MERGER. Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the Constituent Corporations shall be converted or canceled, as the case may be, in the following manner:

          (a) Each share of common stock, par value $.01 per share, of Buyer Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock").

          (b) Each Common Share, other than (i) Common Shares owned by Buyer, Buyer Parent, Buyer Sub or any other direct or indirect wholly-owned subsidiary of Buyer or by the Company or any direct or indirect wholly-owned subsidiary of the Company, and (ii) Dissenting Shares, shall be converted into the right to receive, without interest thereon, from Buyer eight dollars and twenty-five cents ($8.25) in cash (the "Common Stock Consideration").

          (c) Each Preferred Share, other than (i) Preferred Shares owned by Buyer, Buyer Parent, Buyer Sub or any other direct or indirect wholly-owned subsidiary of Buyer or by the Company or any direct or indirect wholly- owned subsidiary of the Company, and (ii) Dissenting Shares, shall be converted into the right to receive without interest thereon, from the Buyer fifty dollars and no cents ($50.00) in cash plus an amount equal to all accrued and unpaid dividends on such Preferred Shares through the Effective Time (the "Preferred Stock Consideration").

          (d) Each Common Share and Preferred Share owned by Buyer, Buyer Parent, Buyer Sub or any other direct or indirect wholly-owned subsidiary of Buyer or by the Company or any direct or indirect wholly-owned subsidiary of the Company, shall cease to exist and shall be cancelled and retired without payment of any consideration therefor.

     2.6 PAYMENT FOR SHARES IN THE MERGER. The manner of making payment for and conversion of Shares in the Merger shall be as follows:

          (a) At the Effective Time, Buyer shall deposit, or shall cause to be deposited (the "Exchange Fund"), with or for the account of the Exchange Agent, for the benefit of those Persons who immediately prior to the Effective Time were the holders of Shares, cash in immediately available same-day funds payable as Merger Consideration. The Exchange Agent shall, pursuant to irrevocable instructions, effect the payments of cash provided for in Section 2.5 out of the Exchange Fund.

          (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Certificate shall pass, only upon proper delivery of such Certificate to the Exchange Agent) and (ii) instructions for use in surrendering such Certificate for payment therefor. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal duly executed and any other required documents, the holder of such Certificate shall be entitled to receive for each of the Shares represented by such Certificate the Merger Consideration pursuant to this Article 2, and the Certificate so surrendered shall forthwith be canceled. The payment of the Merger Consideration shall be made by corporate check mailed within three Business Days after the surrender of such Certificate and the submission of such letter of transmittal; provided, that any shareholder holding in excess of 10% of the Shares (determined on the basis that all Preferred Shares had been converted into Common Shares) shall be entitled to receive such payment by wire transfer of immediately available funds not later than one Business Day after such surrender and submission. Until so surrendered, each Certificate shall represent solely the right to receive the cash with respect to each of the Shares represented thereby. If any cash is to be paid to any Person other than the Person to which the Certificate surrendered is registered, it shall be a condition of such payment that such Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

          (c) Any portion of the Exchange Fund which remains undistributed to former shareholders of the Company for 365 days after the Effective Time shall be delivered to Buyer, upon demand of Buyer, and any former shareholders of the Company shall thereafter look only to Buyer for payment of their claim for the Merger Consideration.

     2.7 STATUS OF OPTIONS. Prior to the Closing Date, the Company shall cause the Company Options to be amended in the following respects: (i) each Company Option, whether or not such Company Option is then exercisable, shall become fully vested and exercisable as of the close of business on the Business Day immediately preceding the Closing Date, (ii) each Company Option shall terminate as of the Effective Time unless exercised prior to the Effective Time, and (iii) each holder of a Company Option shall be deemed as of the Business Day immediately prior to the Closing Date to have irrevocably exercised in full such Company Option as of such Business Day by means of a "cashless" exercise pursuant to which the Company, when issuing shares of Company Common Stock on exercise, will withhold from such issuance shares of Common Stock with an aggregate value (when valued at $8.25 per share) equal to the sum of (i) the aggregate exercise price payable upon such exercise, in lieu of the payment by the holder of such exercise price in cash, and (ii) any applicable tax withholding. The amendment of the Company Options provided for in this Section 2.7 shall be conditional upon the consummation of the Merger such that, in the event the Merger is not consummated and this Agreement is terminated, the Company Options shall in all respects revert to the terms in effect prior to the Business Day immediately prior to the Closing Date and all deemed exercises pursuant to this Section 2.7 shall be null and void. Other than payment of the Merger Consideration with respect to Shares issued upon the deemed exercise of the Company Options, no payment, assumption or conversion shall occur in the Merger with respect to the Company Options. All Shares issued upon exercise of Company Options pursuant to this Section 2.7 shall be deemed issued and outstanding at the Effective Time for purposes of the Merger.

     2.8 DISSENTING SHARES.

          (a) Notwithstanding any provision of this Agreement to the contrary, except as provided in the following sentence, Shares which are held by shareholders who shall have timely and properly filed a written notice of intention to demand payment of the fair value of such Shares and who shall otherwise comply with the provisions of Subchapter D of Chapter 15 of the PBCL with respect to such Shares (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders shall be entitled to receive payment of the fair value of such Shares held by them in accordance with the provisions of Subchapter D of Chapter 15 of the PBCL, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to demand payment of fair value of such Shares under such Subchapter D of Chapter 15 of the PBCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.6 hereof, of the Certificates that formerly evidenced such Shares.

          (b) The Company shall give Buyer (i) prompt notice of any demands for payment of fair value received by the Company, withdrawals of such demands, and any other instruments served pursuant to PBCL and received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for the payment of fair value under the PBCL. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to any demands for payment of fair value or offer to settle any such demands.

     2.9 CLOSING OF THE COMPANY'S TRANSFER BOOKS. The stock transfer books of the Company shall be closed at the close of business on the Business Day immediately preceding the date of the Effective Time. In the event of a transfer of ownership of the Company's Common Stock or the Company's Preferred Stock which is not registered in the transfer records of the Company, the Merger Consideration to be distributed pursuant to this Agreement may be delivered to a transferee, if a Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those persons entitled to receive the Merger Consideration specified in this Agreement for their Shares, which books shall be conclusive with respect to the ownership of such Shares. In the event of a dispute with respect to the ownership of any Shares, the Surviving Corporation and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent party and thereafter be relieved with respect to any claims to such Merger Consideration.

     2.10 NO FURTHER OWNERSHIP RIGHTS IN THE COMPANY COMMON STOCK. All Merger Consideration issued upon surrender of a Certificate in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of the Company Common Stock represented thereby, and there shall be no further registration of transfers on the stock transfer books of the Company of shares of the Company's Common Stock or the Company's Preferred Stock outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

     2.11 NO LIABILITY. None of Buyer, Buyer Parent, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time, any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law or Order, become the property of Buyer, free and clear of all claims or interest of any person previously entitled thereto.

     2.12 INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Buyer, on a daily basis in Permitted Investments. Any interest and other income resulting from such investments shall be paid to Buyer upon termination of the Exchange Fund pursuant to Section 2.6(c).

ARTICLE 3: REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Buyer as of the date hereof that:

     3.1 CORPORATE EXISTENCE AND POWER. The Company (i) has been duly incorporated and is validly existing as a corporation under the laws of the Commonwealth of Pennsylvania, (ii) has all corporate powers required to carry on its business as now conducted, and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has delivered or made available to Buyer true and complete copies of the respective articles of incorporation and bylaws of the Company and its Subsidiaries as in effect on the date hereof. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its articles of incorporation or bylaws.

     3.2 CORPORATE AUTHORIZATION. Subject to the receipt of the approvals referred to in Section 3.3 and the Company Shareholders' Approval, the execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to
     (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity). The Company Shareholders' Approval shall be satisfied by the affirmative vote of a majority of the votes cast by the holders of the Company's Common Stock at the Company Shareholders' Meeting. No other vote of the Company's shareholders shall be required to satisfy the Company Shareholders' Approval.

     3.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement require no consent, approval or action of, filing with or notice to any Governmental Body other than (i) compliance with any applicable requirements of the HSR Act, (ii) approvals or filings under the insurance laws of the jurisdictions set forth on Schedule 3.3,
     (iii) filings and notices not required to be made or given until after the Closing Date, (iv) the filing of the Proxy Statement with the SEC under the Exchange Act and such Proxy Statement becoming definitive, (v) filings, at any time, of Returns, and (vi) any such action or filing as to which the failure to take or make such action or filing would not, individually or in the aggregate, materially impair the ability of the Company and its Subsidiaries, taken as a whole, to conduct their businesses.

     3.4 NON-CONTRAVENTION. Except as set forth in Schedule 3.4, the execution, delivery and performance by the Company of this Agreement do not and will not (i) violate the articles of incorporation or bylaws of the Company or any of its Subsidiaries, (ii) assuming compliance with the matters referred to in Section 3.3, violate any applicable Law or Order, (iii) to the Knowledge of the Company, require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under, any material agreement or other material instrument binding upon the Company or any of its Subsidiaries or any material Permit held by the Company or any of its Subsidiaries or (iv) to the Knowledge of the Company, result in the creation or imposition of any material Lien on any asset of the Company or any of its Subsidiaries.

     3.5 CAPITALIZATION.

          (a) The authorized capital stock of the Company consists of 12,000,000 shares, consisting of 10,000,000 shares of Company Common Stock and 2,000,000 shares of Company Preferred Stock. As of the date hereof,
          (i) there are  outstanding  4,443,188  shares of Company Common Stock,
          (ii) 128,100 shares of the Company  Preferred Stock  outstanding,  and
          (iii) 248,985 shares of Company Common Stock held in treasury.

          (b) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in Section 3.5(a) and except for the Company Options, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

     3.6 ALL ASSETS NECESSARY. Except as set forth in Schedule 3.6, the Company and its Subsidiaries own, lease or license all material property and assets necessary to carry on their businesses and operations as presently conducted, and all such assets and properties (other than as Buyer and the Company may mutually agree) will be conveyed to Buyer at the Closing and will as of the Closing permit Buyer to conduct such businesses and operations in the same manner as such businesses and operations have been conducted prior to the Closing.

     3.7 SUBSIDIARIES.

          (a) Except as set forth in Schedule 3.7, each Subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation, partnership or association in good standing under the laws of its jurisdiction of incorporation or organization and has all corporate powers required to carry on its business as now conducted. Each Subsidiary of the Company is duly qualified to do business as a foreign corporation or organization and is in good standing in each jurisdiction where such qualification is necessary, or is duly licensed to do business as an insurer and is in good standing in each jurisdiction where such licensing is necessary, as the case may be, except for those jurisdictions where failure to be so qualified or licensed, as the case may be, would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All Subsidiaries of the Company and their respective jurisdictions of incorporation or organization are identified on Schedule 3.7.

          (b) All outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable. As of the Closing Date, except as set forth in Schedule 3.7, all of the outstanding capital stock of, and other voting securities or ownership interests in, each Subsidiary of the Company will be owned by the Company, directly or indirectly, free and clear of any Lien. Except as set forth in Schedule 3.7, there are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

     3.8 FINANCIAL STATEMENTS; SEC REPORTS.

          (a) The audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1997 and December 31, 1996 and the related consolidated statements of income and cash flows for each of the years ended December 31, 1997 and December 31, 1996 and the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1998 (the "Unaudited June 30 Balance Sheet") and the related consolidated statement of income for the six months ended June 30, 1998, respectively, previously delivered to Buyer, present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations of the Company and its Subsidiaries for the periods then ended in conformity with U.S. GAAP consistently applied (subject to normal year- end adjustments and the absence of footnote disclosure in the case of the unaudited interim financial statements) (it being understood that there is no assurance that the liabilities for unpaid claims and claim expenses, whether reported or incurred but not reported, of the Company and its Subsidiaries will not develop subsequent to June 30, 1998 in a manner different from that reflected in such financial statements).

          (b) The audited balance sheets of the Company and its Subsidiaries as of December 31, 1997 and the related statements of operations and statements of cash flows for the year then ended included in their respective annual statements for the fiscal year ended December 31, 1997 (the "Annual Statements") filed with the insurance regulatory authorities in their respective jurisdictions of domicile (collectively, the "Regulators") and the unaudited balance sheets of the Company and its Subsidiaries as of June 30, 1998 and the related statements of operations and statements of cash flows for the six months ended June 30, 1998 included in their respective quarterly statements filed with Regulators, copies of which have been delivered to Buyer, fairly present in all material respects their respective statutory financial conditions as of such date and the results of their respective operations for the year then ended in conformity with SAP (it being understood that there is no assurance that the liabilities for unpaid claims and claim expenses, whether reported or incurred but not reported, of the Company and its Subsidiaries will not develop subsequent to June 30, 1998 in a manner different from that reflected in such financial statements).

          (c) As of the date of the latest filing of an SEC Report, the SEC Reports taken as a whole did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that for purposes of this subparagraph (c) "material" is to be assessed in the context of the Company and all of its Subsidiaries taken as a whole).

     3.9 ABSENCE OF CERTAIN CHANGES. Except as disclosed in Schedule 3.9, during the period from the Balance Sheet Date to the date hereof, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices (including, but not limited to, with regard to underwriting, pricing, actuarial and investment policies generally) and there has not been:

          (i) any event, occurrence, development or state of circumstances or facts which has had or would reasonably be expected to have a Material Adverse Effect on the Company, other than those (A) affecting the property and casualty insurance industry as a whole in the United States or any state in which the Company or any of its Subsidiaries conducts business, (B) resulting from changes in general economic conditions in the United States or any state in which the Company or any of its Subsidiaries conducts business (including but not limited to changes in interest rates), (C) those caused by the announcement or pendency of the Merger or (D) those caused by the breach by Buyer of any obligation or covenant in this Agreement;

          (ii) other than the declaration or payment of the Company's regular quarterly dividends on the Company Preferred Stock in an amount equal to $.8125 per share, any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any Subsidiary of the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary of the Company;

          (iii) any incurrence, assumption or guarantee by the Company or any Subsidiary of the Company of any material indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices not to exceed $250,000 in the aggregate;

          (iv) any material transaction or commitment made, or any material contract or agreement entered into, by the Company or any Subsidiary of the Company (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of the Company of any material contract or other material right, other than transactions and commitments in the ordinary course of business consistent with past practices not to exceed $100,000 in the aggregate;

          (v) any change in any method of accounting or accounting practice or policy (including but not limited to any reserving method, practice or policy) by the Company or any Subsidiary of the Company, except for any such change (A) as a result of a concurrent change in U.S. GAAP or SAP or (B) that is not material to the Company and its Subsidiaries, taken as a whole;

          (vi) to the extent payable directly or indirectly by the Company or any Subsidiary of the Company other than the Contingent Severance Compensation Agreements, any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of the Company (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director or officer of the Company, (C) grant of any severance or termination pay to any employee of the Company other than in the ordinary course of business, (D) change in compensation or other benefits payable to any director or officer of the Company, (E) change in compensation or other benefits payable to any employee of the Company, other than changes not in excess of $150,000 in the aggregate, in base compensation, bonuses and benefits in accordance with plans or arrangements in effect as of the Balance Sheet Date, in the ordinary course of business consistent with past practice, (F) loans or advances to any directors, officers or employees, except for ordinary travel and business expenses in the ordinary course of business consistent with past practice, or (G) stock option grants to any director, officer or employee of the Company; or

          (vii) (A) any entering into of any facultative reinsurance contract, other than in the ordinary course of business consistent with past practice, (B) any commutation of any facultative reinsurance contract, or (C) any entering into or any commutation of any reinsurance treaty, purchased by any Subsidiary of the Company;

          (viii) any investment made in the Company Investment Assets other than in accordance with the investment policies of the Company or any Subsidiary of the Company set forth in Schedule 3.9(viii); or

          (ix) any agreement or commitment (contingent or otherwise) by the Company or any Subsidiary of the Company to do any of the foregoing.

     3.10 MATERIAL LIABILITIES; INVESTMENTS.

          (a) To the Knowledge of the Company, there are no liabilities of the Company or any Subsidiary of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

          (i) liabilities provided for in the Unaudited June 30 Balance Sheet;

          (ii) liabilities disclosed on Schedule 3.10(a);

          (iii) liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice; and

          (iv) other undisclosed liabilities that are not individually or in the aggregate material to the Company and its Subsidiaries, taken as a whole not to exceed $100,000.

          (b) Schedule 3.10(b) describes in reasonable detail all the Company Investment Assets as of the Balance Sheet Date.

     3.11 MATERIAL CONTRACTS.

          (a) Except as disclosed in Schedule 3.11, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by:

          (i) any lease of real property where any of the Company or its Subsidiaries are tenants;

          (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets, including any license for Software, that provides for either (A) annual payments by the Company or any Subsidiary of the Company of $100,000 or more or (B) aggregate required payments by the Company or any Subsidiary of the Company of $250,000 or more;

          (iii) any limited partnership, joint venture or other unincorporated business organization or similar arrangement or agreement in which the Company or any Subsidiary of the Company serves as a general partner or otherwise has unlimited liability;

          (iv) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

          (v) any agreement relating to indebtedness for borrowed money or any guarantee or similar agreement or arrangement relating thereto, other than (A) any guarantees issued in the ordinary course of the surety business of the Company and its Subsidiaries consistent with past practice and (B) any such agreement with, or relating to, an aggregate outstanding principal amount or guaranteed obligation not exceeding $250,000;

          (vi) any license, franchise or similar agreement material to the Company and its Subsidiaries, taken as a whole;

          (vii) any agency, dealer, sales representative, marketing or other similar agreement material to the Company and its Subsidiaries, taken as a whole;

          (viii) any agreement that restricts or prohibits the Company or any Subsidiary of the Company from competing with any Person in any line of business or from competing in, engaging in or entering into any line of business in any area and which would so restrict or prohibit the Company or any Subsidiary of the Company after the Closing Date;

          (ix) any reinsurance treaty or any facultative reinsurance contract (in each case applicable to insurance in force);

          (x) any material agreement containing "change in control" or similar provisions relating to change in control of the Company or any of its Subsidiaries;

          (xi) any "stop loss" agreements;

          (xii) any agreements (other than insurance policies or other similar agreements issued by any Subsidiary of the Company in the ordinary course of its business) material to the Company and its Subsidiaries taken as a whole pursuant to which the Company or any Subsidiary of the Company is obligated to indemnify any other Person; or

          (xiii) any agreement with the Company or any of its Affiliates.

          (b) The Company has heretofore furnished or made available to Buyer complete and correct copies of the contracts, agreements and instruments listed on Schedule 3.11, each as amended or modified to the date hereof, including any waivers with respect thereto (the "Significant Agreements"). Except as specifically disclosed on
          Schedule 3.11, and except to the extent not material to the Company and its Subsidiaries taken as a whole: (i) each of the Significant Agreements is in full force and effect and enforceable in accordance with its terms, subject to (A) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity); (ii) neither the Company nor any of its Subsidiaries has received any notice (written or oral) of cancellation or termination of any of the Significant Agreements;
          (iii) no Significant Agreement is the subject of or, to the Knowledge of the Company, has been threatened to be made the subject of, any arbitration, suit or other legal proceeding; and (iv) there exists no material event of default or occurrence, condition or act on the part of the Company or any Subsidiary of the Company which constitutes or would constitute (with notice or lapse of time or both) a material breach of or material default under any of the Significant Agreements.

     3.12 NON-CLAIMS LITIGATION. Except as set forth on Schedule 3.12 and except for any action, suit, investigation or proceeding that involves a claim under any insurance, reinsurance or indemnity policy, fidelity bond, surety bond or similar contract or undertaking issued or entered into by the Company or any Subsidiary of the Company, there is no action, suit, investigation or proceeding pending against or, to the Knowledge of the Company, threatened against, the Company or any Subsidiary of the Company or any of their respective properties before any Governmental Body in which the actual damages alleged or sought exceeds $100,000. As of the date hereof and as of no other date, there is no action, suit, investigation or proceeding pending against or, to the Knowledge of the Company, threatened against the Company or any Subsidiary of the Company or any of their respective properties before any Governmental Body which challenges or seeks to prevent the transactions contemplated hereby. Except as disclosed in Schedule 3.12, neither the Company nor any Subsidiary of the Company nor any of their respective properties is subject to any material Order which would prevent or delay the consummation of the transactions contemplated hereby.

     3.13  COMPLIANCE  WITH  LAWS.  Except as set forth in  Schedule  3.13,  the
     Company and its Subsidiaries are and have at all times since January 1, 1998 been in compliance in all material respects with all applicable material Laws.

     3.14 PROPERTIES. The Company and its Subsidiaries have good title to, or in the case of leased property have valid leasehold interests in, all of their respective properties and assets (whether real or personal, tangible or intangible) except for imperfections in title or invalidities in leasehold interests that do not, individually or in the aggregate, materially detract from the value reflected on the Unaudited June 30 Balance Sheet. None of such properties or assets is subject to any Liens, except:

          (i) Liens reflected on the Unaudited June 30 Balance Sheet;

          (ii) Liens arising in the ordinary course of business consistent with past practice since the date of the Unaudited June 30 Balance Sheet not to exceed $100,000 in the aggregate;

          (iii) purchase money security interests, conditional sale contracts, capitalized leases and other title retention or deferred purchase devices not to exceed $200,000 in the aggregate;

          (iv) deposits or pledges made in connection with workers' compensation or unemployment insurance;

          (v) Liens to secure claims for labor, material or supplies to the extent payment therefor shall not at the time be required to be made;

          (vi) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Unaudited June 30 Balance Sheet); and

          (vii) Liens which do not, individually or in the aggregate, have a Material Adverse Effect on the Company or the value reflected on the Unaudited June 30 Balance Sheet or materially interfere with any present or intended use of any material properties or assets.

     3.15 LICENSES AND PERMITS; POLICIES; REGULATORY MATTERS. Except as set forth on Schedule 3.15, the Company and its Subsidiaries hold all material licenses, franchises, permits or other similar authorizations (the "Permits") necessary for the ownership and conduct of the respective businesses of the Company and its Subsidiaries in each of the jurisdictions in which the Company and its Subsidiaries conduct their respective businesses in the manner now conducted, and such Permits are in full force and effect and are not subject to any restrictions or limitations, other than those generally applicable to holders of such Permits, except where any failure to hold any Permit or any failure of any Permit to be in full force and effect or any such restrictions or limitations would not, individually or in the aggregate, materially impair the ability of the
     Company and its Subsidiaries, taken as a whole, to conduct their businesses. No material violations exist in respect of any material Permit of the Company and its Subsidiaries, and no proceeding or investigation is pending or, to the Knowledge of the Company, threatened that would be reasonably likely to result in the suspension, revocation or material limitation or restriction of any material Permit. All insurance policies issued by any Subsidiary of the Company, as now in force, are, to the extent required under applicable law, in a form acceptable to applicable regulatory authorities to the Knowledge of the Company or have been filed with and not objected to by such authorities within the period provided for such objection. The Company and each Subsidiary of the Company has filed all material reports, statements, documents, registrations, filings or submissions required to be filed by the Company or any Subsidiary of the Company, respectively, with any applicable federal, state or local regulatory authorities, including but not limited to state insurance regulatory authorities. All such reports, statements, documents, registrations, filings and submissions complied in all material respects with applicable law in effect when filed and, except as set forth on
     Schedule 3.15, no material deficiencies have been asserted by any such regulatory authority with respect to such reports, statements, documents, registrations, filings or submissions that have not been satisfied. Except as set forth on Schedule 3.15, all premium rates, rating plans and policy forms established or used by any Subsidiary of the Company that are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform in all material respects to the premiums so filed or approved and comply in all material respects with the insurance laws applicable thereto.

     3.16 TAX MATTERS.

          (a) Except as set forth on Schedule 3.16, all material Returns required to be filed by or with respect to the Company or any of its Subsidiaries on or before the Closing Date have been filed or will be timely filed on or before the Closing Date in accordance with all applicable laws;

          (b) The Company and its Subsidiaries have timely paid all Taxes shown to be due on such Returns, and the Company and its Subsidiaries have withheld from payments to their respective employees all amounts required by law to be withheld and have paid all such amounts required by law to be paid;

          (c) The Company and its Subsidiaries have made adequate provision on the Unaudited June 30 Balance Sheet for all Taxes payable by the Company and its Subsidiaries for any Pre-June 30 Tax Period for which no Return has yet been filed or for which Returns have been filed but payment of the Tax shown to be due thereon was not yet paid and the Company and its Subsidiaries have made adequate provision on the Company's audited consolidated balance sheet as of December 31, 1997 for all Taxes payable by the Company and its Subsidiaries for the Tax Period ending on or before December 31, 1997 for which no Return had been filed as of December 31, 1997 or for which Returns have been filed but payment of the Tax shown to be due thereon was not yet paid;

          (d) Except as set forth on Schedule 3.16, there is no action, suit, proceeding, investigation, assessment, adjustment, audit or claim now pending or, to the Knowledge of the Company, proposed against the Company or its Subsidiaries in respect of any Tax;

          (e) Except as set forth on Schedule 3.16, there are no outstanding waivers or other agreements extending any statutory periods of limitation for the assessment of Taxes of the Company and its Subsidiaries; and

          (f) Except as set forth on Schedule 3.16, neither the Company nor its Subsidiaries is a party to or bound by any tax sharing or similar agreement.

     3.17 EMPLOYEE GROUP BENEFIT PLANS. Except as described on Schedule 3.27, neither the Company nor any of its subsidiaries maintains or operates any Employee Plan nor has any such Plan been maintained or operated during the past three years. Neither Company nor any of its subsidiaries maintains or contributes to any Guaranteed Pension Plan or Multiemployer Plan. With respect to each Employee Plan listed on Schedule 3.27, to the extent applicable;

          (a) Each such Employee Plan has been maintained and operated in all material respects in compliance with its terms and with all applicable provisions of ERISA, the Code and all applicable regulations, rulings and other authority issued thereunder;

          (b) All contributions required by law to have been made under each such Employee Plan (without regard to any waivers granted under Section 412 of the Code) to any fund or trust established thereunder or in connection therewith have been made by the due date thereof;

          (c) Each such Employee Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable unrevoked determination letter issued by the Internal Revenue Service as to its qualified status under the Code, which determination letter may still be relied upon as to such tax qualified status, and no circumstances have occurred that would adversely affect qualified status of any such Employee Plan;

          (d) No Benefit Plan is subject to Title IV of ERISA;

          (e) None of such Employee Plans that are "employee welfare benefit plans" as defined in Section 3(1) of ERISA provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except as required by applicable law, including section 4980B of the Code or
          Section 601 of ERISA; and

          (f) Neither the Company nor any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 4001 of ERISA has, or at any time has had, any obligation to contribute to any "multiemployer plan" as defined in Section 3(37) of ERISA.

     3.18 ENVIRONMENTAL COMPLIANCE.

          (a) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (i) neither the Company nor any of its Subsidiaries has generated, used, transported, treated, stored, released or disposed of any "Hazardous Substance" (as hereinafter defined) in violation of any "Environmental Laws" (as hereinafter defined); (ii) neither the Company nor any of its Subsidiaries has received written notice that there has been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance resulting from the conduct of the Company or any of its Subsidiaries or the use of any property or facility by the Company or any of its Subsidiaries which has created any liability on the part of the Company or any of its Subsidiaries under the Environmental Laws or which would require reporting or notification by the Company or any of its Subsidiaries to any governmental entity; (iii) no asbestos which is or has become friable or polychlorinated biphenyl or underground storage tank is contained in or located at any facility owned, leased or used by the Company or any of its Subsidiaries; and (iv) any Hazardous Substance handled or dealt with in any way by the Company or any of its Subsidiaries in connection with the business of the Company or any of its Subsidiaries, whether before or during ownership of the Company or any of its Subsidiaries, has been and is being handled or dealt with in all material respects in material compliance with the Environmental Laws in effect at the time such activities were being conducted.

          (b) For purposes of this Agreement, the term "Hazardous Substance" shall mean (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances", or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production or crude oil, natural gas or geothermal energy, asbestos, polychlorinated biphenyls and urea formaldehyde.

          (c) For purposes of this Agreement, the term "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act 1980, as amended, the Resources Conversation and Recovery Act of 1976, as amended, and any applicable statutes, regulations, rules, orders in council, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, and similar items of all governmental authorities and all applicable judicial, administrative and regulatory decrees, judgments and orders, any of which relate to the protection of human health or the environment from the effects of Hazardous Substances, including, but not limited to, those pertaining to reporting, licensing, permitting, investigating and remediating emissions, discharges, releases or threatened release of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

     3.19 INTELLECTUAL PROPERTY; SOFTWARE.

          (a) Except as set forth in Schedule 3.19(a), (i) the Company and its Subsidiaries own or otherwise have rights to use (in each case, free and clear of any material Liens) all Intellectual Property used in their respective businesses as currently conducted, (ii) the use of any Intellectual Property by the Company and its Subsidiaries does not infringe on or otherwise violate the rights of any Person, and (iii) to the Knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company or any Subsidiary of the Company with respect to any Intellectual Property owned by and/or licensed to the Company and its Subsidiaries.

          (b) Except as set forth in Schedule 3.19(b), (i) the Company and its Subsidiaries own or have valid and enforceable licenses or other rights to use (in each case, free and clear of any material Liens) all Software used in the conduct of their respective businesses as currently conducted, (ii) the use of the Software by the Company and its Subsidiaries does not infringe on or otherwise violate the rights of any Person, and (iii) to the Knowledge of the Company, no Person is challenging, infringing on or otherwise violating any right of the Company or any Subsidiary of the Company with respect to any Software owned and/or used by the Company and its Subsidiaries.

          (c) The Company has completed plans to ensure "Year 2000" compliance and has started conversions of its applications which are expected to be completed by December 31, 1998.

     3.20 LABOR MATTERS. Neither the Company nor any Subsidiary of the Company is a party to any collective bargaining or other labor union contract, and no collective bargaining agreement is being negotiated by the Company or any Subsidiary of the Company. To the Knowledge of the Company, there are no material activities or proceedings of any labor union to organize any employees of the Company or any Subsidiary of the Company. There is no material labor dispute, strike or work stoppage against the Company or any Subsidiary of the Company pending or, to the Knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any of its Subsidiaries.


     3.21 LOANS AND ADVANCES. Except as set forth in Schedule 3.21, other than in the ordinary course of its portfolio investment activities, neither the Company nor any of its Subsidiaries has any contractual commitment to make any loan, advance or capital contribution to, or investment in, any other Person in excess of $25,000.

     3.22 PROXY STATEMENT.

          (a) Neither the Proxy Statement as amended or supplemented from time to time nor any other document to be filed by the Company with the SEC or any self-regulatory organization in connection with the Merger will, on the date of its filing, at the time it is mailed to shareholders, at the time of the Company Shareholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading insofar as the information therein relates to the Company and its Subsidiaries.

          (b) Neither the information supplied or to be supplied by or on behalf of the Company for inclusion, nor the information incorporated by reference from documents filed by the Company with the SEC, in any document to be filed by Buyer in connection with the Merger will, on the date of its filing or effectiveness, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     3.23 NO OTHER BROKER. Other than BT Alex. Brown Incorporated, no broker, finder or similar intermediary has acted for or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and no other broker, finder, agent or similar intermediary is entitled to any brokers', finders' or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Company or any action taken by the Company.

     3.24 PENNSYLVANIA TAKEOVER LAWS. The Company has taken all actions necessary to (i) exempt the Company from the application of the provisions of Subchapters E, G, H, I and J of Chapter 25 of the PBCL, and (ii) to exempt (A) the execution, delivery and performance of this Agreement, (B) the Merger and (C) the transactions contemplated hereby from the restrictions contained in the provisions of Subchapter F of Chapter 25 of the PBCL.

     3.25 RELATED PARTY TRANSACTIONS. Other than as disclosed in the Company's SEC Reports, there are no agreements or transactions between the Company and any of the directors or officers of the Company which are required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC.

     3.26 FAIRNESS OPINION. The Company's Board of Directors has received an opinion from BT Alex. Brown Incorporated dated as of the date hereof to the effect that as of the date hereof the Common Stock Consideration is fair to the holders of the Company Common Stock from a financial point of view.

ARTICLE 4: REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer, Buyer Parent and Buyer Sub jointly and severally represent and warrant to the Company as of the date hereof that:

     4.1 CORPORATE EXISTENCE AND POWER. Buyer and Buyer Parent have been duly incorporated and are validly existing as corporations in good standing under the laws of Illinois and Ontario, respectively, and each has all corporate powers and all material governmental licenses, authorizations, Permits, consents and approvals required to carry on its business as now conducted. Buyer Sub has been duly incorporated and is validly existing as a corporation under the laws of Pennsylvania. Buyer and Buyer Sub have delivered or made available to the Company true and complete copies of their respective articles of incorporation and bylaws as in effect on the date hereof.

     4.2 CORPORATE AUTHORIZATION. Subject to the receipt of the approvals referred to in Section 4.3, the execution, delivery and performance by each of Buyer, Buyer Parent and Buyer Sub of this Agreement are within the corporate powers of Buyer, Buyer Parent and Buyer Sub and have been duly authorized by all necessary corporate action on the part of Buyer, Buyer Parent and Buyer Sub. This Agreement constitutes a valid and legally binding agreement of Buyer, Buyer Parent and Buyer Sub, enforceable against Buyer, Buyer Parent or Buyer Sub in accordance with its terms, subject to
     (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     4.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Buyer, Buyer Parent and Buyer Sub of this Agreement require no consent, approval or action of, filing with or notice to any Governmental Body other than (i) compliance with any applicable requirements of the HSR Act, (ii) approvals or filings under the insurance laws of the jurisdictions set forth in Schedule 4.3, (iii) filings and notices not required to be made or given until after the Closing Date and (iv) filings, at any time, of Returns.

     4.4 NON-CONTRAVENTION. Except as set forth in Schedule 4.4, the execution, delivery and performance by Buyer, Buyer Parent and Buyer Sub of this Agreement do not and will not (i) violate the articles of incorporation or bylaws of Buyer, Buyer Parent or Buyer Sub, (ii) assuming compliance with the matters referred to in Section 4.3, violate any applicable Law or Order, (iii) to the Knowledge of Buyer, require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer, Buyer Parent or Buyer Sub or to a loss of any benefit to which Buyer, Buyer Parent or Buyer Sub is entitled under, any material agreement or other instrument binding upon Buyer, Buyer Parent or Buyer Sub or any material license, franchise, permit or other similar authorization held by Buyer, Buyer Parent or Buyer Sub, and that would affect the validity or legality of this Agreement or the transactions contemplated hereby, or (iv) to the Knowledge of Buyer, result in the creation or imposition of any material Lien on any asset of Buyer, Buyer Parent or Buyer Sub.

     4.5 FINANCING. Buyer and Buyer Parent have, or will have prior to the Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Merger Consideration and any other amounts to be paid by it hereunder.

     4.6 NO ACTIONS; SUITS OR PROCEEDINGS. There is no action, suit or proceeding pending against or, to the Knowledge of Buyer, threatened against Buyer, Buyer Parent or Buyer Sub before any Governmental Body which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which challenges or seeks to prevent the consummation of the transactions contemplated hereby.

     4.7 NO OTHER BROKER. Other than Berenson Minella & Company, no broker, finder or similar intermediary has acted for or on behalf of Buyer, Buyer Parent or Buyer Sub in connection with this Agreement or the transactions contemplated hereby, and no other broker, finder, agent or similar intermediary is entitled to any brokers', finders' or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Buyer, Buyer Parent or Buyer Sub or any action taken by Buyer, Buyer Parent or Buyer Sub.

     4.8 MERGER SUBSIDIARY. Buyer Sub has engaged and until the Effective Time will engage in no business and has, and at the Effective Time will have, no liabilities, in each case, other than by reason of this Agreement.

     4.9 REPORTS AND FINANCIAL STATEMENTS. Buyer Parent has filed with the appropriate Canadian securities regulatory authorities all Buyer Parent Securities Reports and has made available to the Company true and complete copies of all Buyer Parent Securities Reports. As of the latest filing of a Buyer Parent Securities Report, the Buyer Parent Securities Reports taken as a whole did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The December 31, 1997 audited consolidated financial statements and the June 30, 1998 unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Buyer Parent Securities Reports (the "Buyer Financial Statements") fairly present the consolidated financial position of Buyer Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended, in each case, in accordance with Canadian GAAP consistently applied (subject, in the case of the unaudited interim financial statements, to normal, year-end adjustments and the absence of footnote disclosure).

     4.10 PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of Buyer or Buyer Parent for inclusion in the Proxy Statement or any other document to be filed by the Company with the SEC or any self-regulatory organization in connection with the Merger will, on the date of its filing or effectiveness, at the time it is mailed to shareholders, at the time of the Company Shareholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

ARTICLE 5: COVENANTS OF THE COMPANY

     The Company agrees that:

     5.1 CONDUCT. Except as otherwise expressly provided in this Agreement or as set forth in Schedule 5.1, during the period from the date hereof to the Closing, the Company will, and will cause its Subsidiaries to: (i) conduct their respective operations according to their ordinary course of business consistent with past practice (including, but not limited to, with regard to underwriting, pricing, actuarial and investment policies generally);
     (ii) use commercially reasonable efforts to preserve intact their respective business organizations; (iii) use commercially reasonable efforts to generally keep available the services of their respective officers and employees; and (iv) use commercially reasonable efforts to generally maintain existing relationships with agents, reinsurers, suppliers, contractors, customers and others having business relationships with them. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or as set forth in Schedule 5.1, the Company will not, and will cause each Subsidiary of the Company not to, without the prior written consent of Buyer (which such consent shall not be unreasonably withheld or delayed):

          (i) amend its articles of incorporation or bylaws;

          (ii) except as contemplated by this Agreement or pursuant to the options or awards granted under the Company's 1987 Stock Option Plan, 1990 Non- Employee Director Stock Option Plan, 1997 Equity Incentive Plan or Employee Stock Purchase Plan, 401(k) Plan, or upon conversion of the Company Preferred Stock, authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including but not limited to stock appreciation rights), or amend any of the terms of any such securities or agreements outstanding as of the date hereof;

          (iii) (A) split, combine or reclassify any shares of its capital stock, (B) other than the declaration or payment of the Company's regular quarterly dividends on the Company Preferred Stock in an amount equal to $.8125 per share, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or (C) other than pursuant to the Company's Employee Stock Purchase Plan, redeem, repurchase or otherwise acquire any of its securities;

          (iv) (A) incur any indebtedness for borrowed money (except for short-term indebtedness incurred in the ordinary course of business consistent with past practice) or issue any debt securities or, except in the ordinary course of business consistent with past practice, assume, guarantee or endorse the obligations of any other Person; (B) make any loans, advances or capital contributions to, or investments in, any other Person, in excess of $50,000 in the aggregate (other than (a) to wholly owned Subsidiaries of the Company, (b) investments in the ordinary course of business consistent with past practice; (C) pledge or otherwise encumber shares of its capital stock; (D) enter into or invest in any derivative financial instruments except in the ordinary course of business consistent with current investment and risk management policies; or (E) except in the ordinary course of business consistent with past practice, mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon;

          (v) to the extent payable directly or indirectly by the Company or any Subsidiary of the Company, (A) enter into, adopt or (except as may be required by Law or the terms of any such arrangement) terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee of the Company, (B) amend any such arrangement as it relates to such directors, officers or employees or (C) (except for changes in base compensation and bonuses, and changes in benefits in accordance with plans or arrangements in effect as of the date hereof, in the ordinary course of business consistent with past practice) change in any manner the compensation or other benefits payable to any director, officer or employee of the Company;

          (vi) acquire, sell, lease or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company and its Subsidiaries, taken as a whole, or enter into any contract, agreement, commitment or transaction with respect thereto outside the ordinary course of business consistent with past practice;

          (vii) change any of the accounting principles, practices, methods or policies (including but not limited to any reserving methods, practices or policies) used by it, except as may be required as a result of a change in law, SEC guidelines, U.S. GAAP or SAP;

          (viii) change the method of determining the U.S. GAAP reserves for any guaranty fund assessment, second injury fund assessment, special insurance assessment or similar assessment or tax;

          (ix) (A) acquire (by merger, consolidation or acquisition of stock or assets, but excluding foreclosure) any corporation, partnership or other business organization or division thereof; (B) authorize any new capital expenditures which, in the aggregate, are in excess of $500,000; or (C) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (x) (A) enter into any facultative reinsurance contract, other than in the ordinary course of business consistent with past practice; (B) commute any facultative reinsurance contract; or (C) without giving Buyer at least ten Business Days' prior written notice thereof, enter into or commute any reinsurance treaty, purchased by any Subsidiary of the Company;

          (xi) make any investment in the Company Investment Assets other than in accordance with the Company's current investment policies;

          (xii) materially amend its current investment policies; or

          (xiii) take, or agree in writing or otherwise to take, any of the actions described above in this Section 5.1.

     5.2 ACCESS TO INFORMATION. From the date hereof until the Closing Date, subject to the terms of the Confidentiality Agreement, any applicable contractual restrictions and applicable legal privileges, and to the extent applicable law would not thereby be violated, the Company will (i) give, and will cause its Subsidiaries to give, to Buyer and its counsel, financial advisors, auditors and other authorized representatives reasonable access, upon reasonable prior notice and during normal business hours, to the offices, properties, books and records of the Company and each of its Subsidiaries, (ii) furnish, and will cause its Subsidiaries to furnish, to Buyer and its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company or any of its Subsidiaries as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of the Company or any of its Subsidiaries to cooperate with Buyer in its investigation of the Company or any of its Subsidiaries; provided that this Section 5.2 shall not obligate the Company to provide or make available to Buyer any employee medical records; provided, further, that to the extent contractual restrictions limit the Company's ability to take any of the actions set forth in this Section 5.2, the Company shall use commercially reasonable efforts to obtain any necessary contractual consent or accommodate any reasonable request by Buyer with respect to such action by alternative means; and provided, further, that to the extent applicable legal privileges or applicable laws limit the Company's ability to take any of the actions set forth in this
     Section 5.2, the Company shall use commercially reasonable efforts to accommodate any reasonable request by Buyer with respect to such action by alternative means.

     5.3 NOTICES OF CERTAIN EVENTS. The Company shall promptly notify Buyer of any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of the Company, threatened against, relating to or involving or otherwise affecting the Company or any Subsidiary of the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12 or that relate to the consummation of the transactions contemplated by this Agreement.

     5.4 NO SOLICITATION. The Company will immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any Acquisition Proposal (as defined below). The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent or any of its Subsidiaries, (i) solicit or knowingly encourage any proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of a substantial percentage of shares of capital stock or similar transactions involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing proposals or offers being referred to in this Agreement as an "Acquisition
     Proposal"), (ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any Person relating to, any
     Acquisition Proposal or (iii) agree to, approve or recommend any Acquisition Proposal. Notwithstanding anything to the contrary in this
     Section 5.4 or elsewhere in this Agreement, prior to the Effective Time, the Company may, to the extent the board of directors of the Company determines that the proper exercise of its fiduciary duties require it to do so, (i) engage in negotiations or discussions concerning, and provide nonpublic information to a Person who makes or who indicates a desire to make, an Acquisition Proposal, and (ii) agree to, approve and recommend an Acquisition Proposal.

     5.5 MEETING OF THE COMPANY SHAREHOLDERS. The Company agrees that (i) the Company will take all action necessary in accordance with applicable law and its Articles of Incorporation and bylaws to convene a meeting of its shareholders (the "Company Shareholders' Meeting") as promptly as practicable to consider and vote upon the approval of the Merger and the other transactions contemplated hereby (the "Company Shareholders' Approval"), (ii) the board of directors of Company shall recommend and declare advisable such approval, and (iii) the Company shall take all lawful action to solicit, and use all reasonable efforts to obtain, such approval. Notwithstanding anything to the contrary in this Section 5.5 or elsewhere in this Agreement, the board of directors of the Company may withdraw, modify in a manner adverse to Buyer or refrain from making the recommendation and/or declaration specified in clause (ii) of the immediately preceding sentence to the extent the board determines that the proper exercise of its fiduciary duties require it to do so; if the board does so withdraw, modify or refrain from making such recommendation and/or declaration, the Company may refrain from convening the Company Shareholders' Meeting and soliciting or obtaining the Company Shareholders' Approval.

     5.6 SUPPLEMENTS OR AMENDMENTS. If, at any time prior to the Company Shareholders' Meeting, any event with respect to the Company or any of its Subsidiaries or any of their respective officers and directors should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall notify Buyer thereof prior to filing if possible by reference to this Section 5.6 and such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to shareholders of the Company. Such amendment or supplement shall comply with all provisions of applicable Law. If, at any time prior to the Effective Time, the Company or any of its Subsidiaries or any of their respective officers or directors becomes aware of any fact or condition that would cause any material statement in the Proxy Statement to have been untrue or would cause the Proxy Statement to omit to state a material fact required to have been stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly notify Buyer in writing of such fact or condition.

ARTICLE 6: COVENANTS OF BUYER

     Buyer and Buyer Parent each agree that:

     6.1 CONFIDENTIALITY. All information provided to Buyer, Buyer Parent or any of the Persons referred to in Section 5.2 will be treated as if provided under the Confidentiality Agreement.

     6.2 INDEMNIFICATION AND INSURANCE.

          (a) All rights to indemnification, advancement of expenses and exculpation from liability for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers or employees of the Company or its Subsidiaries, as provided in their respective articles of incorporation or bylaws or in indemnification agreements to which any of them is a party and which have been made available to Buyer prior to the date hereof, shall survive the Effective Time, and shall continue in full force and effect in accordance with their respective terms for a period of not less than six (6) years after the Effective Time. The articles of incorporation and bylaws of the Surviving Corporation shall contain provisions with respect to indemnification, advancement of expenses and exculpation that are at least as favorable to the persons entitled to indemnification, advancement of expenses and exculpation thereunder as those contained in the articles of incorporation and bylaws of the Company as in effect on the date hereof. The provisions of the articles of incorporation and bylaws of the Surviving Corporation, and of the articles of incorporation and bylaws of the Company's
          Subsidiaries on the date hereof, relating to indemnification, advancement of expenses and exculpation shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of persons who at any time at or prior to the Effective Time were entitled to indemnification, advancement of expenses or exculpation under any such articles of incorporation or bylaws in respect of acts or omissions occurring at or prior to the Effective Time (including, without limitation, the Merger and the other transactions contemplated by this Agreement), unless such modification is required by law. From and after the Effective Time, Buyer and Buyer Parent each shall, without any further action, be liable for all obligations of the Company and its Subsidiaries and the Surviving Corporation and its Subsidiaries with respect to such indemnification, advancement of expenses and exculpation from liability as are provided for in this Section 6.2.

          (b) Buyer and Buyer Parent each shall cause to be maintained, for a period of not less than six (6) years after the Effective Time, all of the Company's and its Subsidiaries' current directors' and officers' insurance and indemnification policies to the extent that such policies provide coverage for events occurring prior to the Effective Time (collectively, the "D&O Insurance") for all current or former directors, officers or employees of the Company or its Subsidiaries; provided, however, that Buyer and Buyer Parent may, in lieu of maintaining such existing D&O Insurance as provided above, and shall, if the existing D&O Insurance expires or is terminated or canceled during such six (6) year period, cause comparable coverage to be provided under any policy maintained for the benefit of the directors, officers and employees of Buyer, Buyer Parent or any of their Subsidiaries; and provided, further, that (i) the issuer thereof shall have a claims-paying rating at least equal to the issuer of the existing D&O Insurance; and (ii) the terms thereof shall be no less advantageous to the directors, officers and employees of the Company and its Subsidiaries than the existing D&O Insurance; and provided, further, that Buyer Parent shall not be required to pay a per annum premium for such D&O Insurance in excess of 200% of the per annum premium that the Company currently pays for its existing D&O Insurance (it being understood that, if the premium required to be paid by Buyer Parent for such D&O Insurance would exceed such 200% amount, then the coverage of such D&O Insurance shall be reduced to the maximum coverage that can be obtained for a per annum premium in such 200% amount).

          (c) This Section 6.2 is intended for the benefit of, and shall be enforceable by, any Person entitled to indemnification, advancement of expenses or exculpation from the Company, the Surviving Corporation, Buyer and/or Buyer Parent hereunder, and their heirs and personal representatives, and shall be binding on the Surviving Corporation, Buyer and Buyer Parent, and their respective successors and assigns.

     6.3 SUPPLEMENTS OR AMENDMENTS. If, at any time prior to the Company Shareholders' Meeting, any event with respect to Buyer, Buyer Parent or any of their Subsidiaries or any of their respective officers and directors should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Buyer and Buyer Parent shall notify the Company thereof by reference to this Section 6.3 and such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to shareholders of the Company. Such amendment or supplement shall comply with all provisions of applicable law. If, at any time prior to the Effective Time, Buyer, Buyer Parent or any of their Subsidiaries or any of their respective officers or directors becomes aware of any fact or condition that would cause any material statement in the Proxy Statement to have been untrue or would cause the Proxy Statement to omit to state a material fact required to have been stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, Buyer and Buyer Parent shall promptly notify the Company in writing of such fact or condition.

ARTICLE 7: COVENANTS OF BUYER AND THE COMPANY

     Buyer and the Company agree that:

     7.1 COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, Buyer, Buyer Parent and the Company will use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Buyer, Buyer Parent and the Company will promptly, and in any event within 30 days of the date hereof, prepare and file all applications, notices, consents and other documents necessary or advisable to obtain the regulatory approvals specified in
     Schedule 4.3 and Schedule 3.3, respectively, promptly file all supplements or amendments thereto and use reasonable efforts to obtain the regulatory approvals specified in Schedule 4.3 and Schedule 3.3 as promptly as practicable. Buyer, Buyer Parent and the Company will provide each other and their counsel the opportunity to review in advance and comment on all such filings. Buyer, Buyer Parent and the Company will keep each other informed of the status of matters relating to obtaining the regulatory approvals specified in Schedule 4.3 and Schedule 3.3. The Company, Buyer and Buyer Parent agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement. In addition to and not in limitation of the foregoing, each of the parties will (i) promptly take all actions necessary to make the filings required of Buyer, Buyer Parent and the Company or their respective Affiliates or Subsidiaries under the HSR Act, (ii) comply at the earliest practicable date with any request for additional information received by such party or its Affiliates or Subsidiaries from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act, (iii) cooperate with the other party in connection with such party's filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced by either the FTC or the Antitrust Division or state attorneys general and (iv) request early termination of the waiting period under the HSR Act.

     7.2 PUBLIC ANNOUNCEMENTS. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

     7.3 CONSENTS. Between the date hereof and the Closing Date, (i) the Company, Buyer and Buyer Parent shall use their respective commercially reasonable efforts to obtain at the earliest practicable date, and prior to the Closing Date, all consents and agreements of third parties necessary for the performance by the Company, Buyer and Buyer Parent of their respective obligations under this Agreement or any agreement referred to herein or contemplated hereby or to the consummation of the transactions contemplated hereby or thereby, and (ii) the Company shall deliver to Buyer on or prior to Closing, to the extent reasonably available or obtainable, certified copies of Permits for the Company's insurance company subsidiaries from all jurisdictions in which such insurance company subsidiaries are licensed, and certified copies of the articles of incorporation for the Company and its subsidiaries from their respective jurisdictions of organization. No consideration, whether such consideration shall consist of the payment of money or shall take any other form, for any such consent or agreement necessary to the consummation of the transactions contemplated hereby shall be given or promised by either the Company, Buyer, Buyer Parent or any of their respective Subsidiaries without the prior written approval of the other party.

     7.4 PROXY STATEMENT. The Company, Buyer and Buyer Parent will, as promptly as practicable, cooperate to prepare and file with the SEC a proxy statement in connection with the Merger and the vote of the Company's shareholders with respect to the transactions contemplated by this Agreement (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's shareholders, is herein called the "Proxy Statement"). The Company, Buyer and Buyer Parent will use all commercially reasonable efforts to have or cause the Proxy Statement to become definitive as promptly as practicable following the clearance of the Proxy Statement by the SEC. The Company, Buyer and Buyer Parent also will take any other related action required to be taken under federal or state securities laws, and the Company will use all reasonable efforts to cause the Proxy Statement to be mailed to shareholders of the Company at the earliest practicable date.

     7.5 UPDATING SCHEDULES. In connection with the Closing, the Company, Buyer and Buyer Parent will promptly supplement or amend the various Schedules to this Agreement to reflect any matter which, if existing, occurring or known on the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which was or has been rendered inaccurate thereby. No such supplement or amendment to the Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article 9 hereof, or the compliance by any party hereto with its covenants and agreements set forth herein.

ARTICLE 8: EMPLOYEES AND EMPLOYEE BENEFITS

     8.1 EMPLOYEES. With respect to each employee who, as of the Closing Date, is employed by the Company or any Subsidiary of the Company (including any such employee absent as of such date from active service for any reason, including but not limited to disability or leave of absence but excluding any terminated employee receiving severance) ("Transferred Employees"), subject to any employment contract between the Company and any such employee, Buyer shall cause each Transferred Employee's employer to continue to employ such Transferred Employee in a position that is substantially similar to that held with the Company or such Subsidiary as of the Closing Date, at a salary (and with commissions, where applicable) substantially equivalent to that provided as of such date; provided, however, that nothing herein is intended to, or shall, require such employer to employ any such employee (other than any such employee who is a party to an employment contract) on any other basis than as an employee-at-will.

     8.2 401(k) PLANS. Effective as of the Closing Date, Buyer and Buyer Parent each shall either (i) cause the Company to continue to maintain the Company's 401(k) Plan, (ii) create and maintain new Benefits Plans that are at least as favorable in the aggregate to Transferred Employees as the Company's 401(k) Plan, or (iii) allow Transferred Employees to participate in comparable existing Benefit Plans of Buyer and/or Buyer Parent that are at least as favorable in the aggregate to Transferred Employees as the Company's 401(k) Plan, in each case until at least December 31, 1999.

     8.3 GROUP HEALTH PLANS. Effective as of the Closing Date, Buyer and Buyer Parent each shall maintain, cause an ERISA Affiliate of Buyer and/or Buyer Parent to maintain, or cause the Company to continue to maintain, for the benefit of all Transferred Employees and their dependents, any group health plan maintained by the Company and any of the Company's Subsidiaries or a group health plan that either (i) provides coverage under the same terms and conditions (within the meaning of proposed Treasury regulation section 1.162- 26, Q&A 18) as were applicable to the Transferred Employees immediately before the Closing Date or (ii) satisfies the requirements of Code section 4980B(f)(2)(B)(iv), until at least December 31, 1999.

     8.4 SEVERANCE ARRANGEMENTS. Until December 31, 1999, Buyer and Buyer Parent each shall take all steps necessary to ensure that all employees of the Company who are terminated after the Closing Date receive severance compensation at least as favorable as the severance compensation currently payable to such employees under the Company's current policies. Without limiting the foregoing, Buyer and Buyer Parent shall cause the Company to be responsible and continue to have all liability for all salary and benefit continuation, severance payments and/or obligations relating to any Transferred Employee that may be payable as a result of any termination of employment of any such Transferred Employee or the transactions contemplated by this Agreement, and for all notices, payments, fines or assessments due to any government authority pursuant to any applicable foreign, federal, state or local law, common law, statute, rule or regulation with respect to the employment, discharge or layoff of employees, including but not limited to the Worker Adjustment and Retraining Notification Act and any rules or regulations that have been issued in connection with any of the foregoing. Buyer and Buyer's Parent shall cause the Company to comply with the terms of the Contingent Severance Compensation Agreement.

     8.5 OTHER BENEFIT PLANS. Except as otherwise provided in this Article 8, Buyer and Buyer Parent each shall, effective as of the Closing Date, cause the Company to continue to maintain any and all Benefit Plans maintained by the Company or any of its Subsidiaries covering Transferred Employees until at least December 31, 1999 and to continue to be responsible for any liability to provide benefits under such Benefit Plans that exist on the Closing Date. Buyer and Buyer Parent each will cause the Company to permit any elections made under the Company's 401(k) Plan to continue in effect to the remainder of the plan year that includes the Closing Date. Until at least December 31, 1999, neither Buyer nor Buyer Parent shall cause the Company to make any change to the Company's accounting or reserving practices or take any other action that would adversely affect the computation of amounts payable to Transferred Employees under any incentive compensation or bonus plan of the Company without making such equitable adjustments to the performance measures under the affected plans as may be appropriate to ensure that the Transferred Employees receive substantially the same bonuses or other benefit payments under the affected plans as they would have received in the absence of such change or other action for any performance cycle for which the targets or goals have been established as of the date hereof.

ARTICLE 9: CONDITIONS TO CLOSING

     9.1 CONDITIONS TO OBLIGATIONS OF BUYER AND THE COMPANY. The respective obligations of Buyer, Buyer Parent and the Company to consummate the Closing are subject to the satisfaction of the following conditions:

          (a) Any  applicable  waiting  period under the HSR Act relating to the
          transactions   contemplated   hereby   shall  have   expired  or  been
          terminated.

          (b) All other regulatory consents, approvals or clearances necessary for the consummation of the Closing shall have been obtained, and no provision of any applicable law or regulation shall prohibit the consummation of the Closing.

          (c) There shall not be in effect any temporary restraining order, preliminary injunction or permanent injunction or other Order issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated hereby; provided that the party invoking this condition shall have used its reasonable best efforts to have such order or injunction vacated.

          (d) The Company shall have obtained the Company Shareholders' Approval from the requisite holders of Shares in accordance with applicable law and the Articles of Incorporation and bylaws of the Company.

     9.2 CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer and Buyer Parent to consummate the Closing is subject to the satisfaction of the following further conditions any of which may be waived by Buyer or Buyer
     Parent:

          (a) (i) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date; (ii) the representations and warranties of the Company contained in this Agreement shall be true at and as of the Closing Date, as if made at and as of such date (without giving effect to any materiality qualifications or exceptions contained therein), except for those representations and warranties made as of a specified date, which shall be true and correct as of the date specified (without giving effect to any materiality qualifications or materiality exceptions contained therein); provided, that this condition (ii) shall be deemed satisfied if any inaccuracies in any of such representations and warranties at and as of the applicable date (without giving effect to any materiality qualifications or materiality exceptions contained therein), (A) would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on the Company, or (B) do not result in the consolidated common shareholders' equity of the Company and its Subsidiaries (determined in accordance with U.S. GAAP) being less than $28,508,000 as of the Closing Date, in each case without giving any effect to any inaccuracies in any such representations or warranties that are the result of any event, occurrence, development or state of circumstances or facts affecting the property and casualty insurance industry as a whole in the United States or any state in which the Company or any of its Subsidiaries conducts business, or affecting the stock or bond markets or securities industry as a whole in the United States or any change in general economic conditions in the United States or any state in which the Company or any of its Subsidiaries conducts business (including but not limited to a change in interest rates); and (iii) Buyer or Buyer Parent shall have received a certificate signed by the chief executive officer and the chief financial officer of the Company to the effect that the foregoing conditions have been satisfied.

          (b) Buyer or Buyer Parent shall have received (i) a certificate, dated as of the Effective Time, from the secretary or assistant secretary of the Company certifying as to the accuracy and completeness of the attached Articles of Incorporation and bylaws of the Company, and resolutions, consents and authorizations of the Company with respect to the execution and delivery of this Agreement and the transactions contemplated hereby, and (ii) a legal opinion of Company counsel covering the opinions set forth in Exhibit 9.2(b).

     9.3 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the Closing is subject to the satisfaction of the following further conditions any of which may be waived by the Company:

          (a) (i) Buyer and Buyer Parent each shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement shall be true at and as of the Closing Date, as if made at and as of such date (without giving effect to any materiality qualifications and materiality exceptions contained therein), except for those representations and warranties made as of a specified date, which shall be true and correct as of the date specified (without giving effect to any materiality qualifications or materiality exceptions contained therein); provided, that this condition (ii) shall be deemed satisfied if any inaccuracies in any such representations and warranties at and as of the applicable date (without giving effect to any materiality qualifications or materiality exceptions contained therein) would not, individually or in the aggregate, have or reasonably be expected to materially adversely affect the ability of the Merger to be completed; and (iii) the Company shall have received a certificate signed by the chief executive officer and the chief financial officer of Buyer and Buyer Parent to the effect that the foregoing conditions have been satisfied.

          (b) The Company shall have received a certificate, dated as of the Effective Time, from the secretary or assistant secretary of Buyer, Buyer Parent and Buyer Sub, respectively, certifying as to the accuracy and completeness of the attached articles of incorporation and bylaws of Buyer, Buyer Parent and Buyer Sub, and resolutions, consents and authorizations of Buyer, Buyer Parent and Buyer Sub with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

ARTICLE 10: SURVIVAL

     10.1 SURVIVAL. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement shall not survive the Closing; provided that the covenants and agreements that, by their terms, are to have effect or be performed after the Closing Date shall survive in accordance with their terms.

ARTICLE 11:  TERMINATION

     11.1 GROUNDS FOR TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing:

          (i) by mutual written agreement of the Company and Buyer;

          (ii) by either the Company or Buyer upon written notice to the other party if the Merger shall not have been consummated on or before December 31, 1998; provided that the right to terminate this Agreement under this clause (ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Merger to occur on or before such date;

          (iii) by either the Company or Buyer if a court of competent jurisdiction in the United States or any other Governmental Body in the United States shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such Order or other action shall have become final and nonappealable;

          (iv) by either the Company or Buyer at any time prior to the Company Shareholders' Approval, if the board of directors of the Company agrees to, accepts or recommends an Acquisition Proposal to the Shareholders of the Company;

          (v) by Buyer, if the board of directors of the Company shall have withdrawn, modified in any manner adverse to Buyer or refrained from recommending and/or declaring advisable the Company Shareholders' Approval; or

          (vi) by either the Company or Buyer if the Company Shareholders' Approval is not obtained.

     11.2 EFFECT OF TERMINATION. If this Agreement is terminated as permitted by
     Section 11.1, termination shall be without liability of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement, except for payment of costs and expenses in accordance with Section 12.3 and except that no such termination shall relieve Buyer and Buyer Parent of its obligations under Section 6.1; and provided that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of any other party or to perform a covenant of this Agreement or from a willful breach by any party to this Agreement, such party shall be fully liable for any and all damage, loss, liability and expense (including but not limited to reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) incurred or suffered by the other party as a result of such failure or breach. The provisions of this Section 11.2, Section 12.3 and Section 12.5 shall survive any termination hereof pursuant to Section 11.1.

ARTICLE 12: MISCELLANEOUS

     12.1 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or when sent by facsimile transmission (with receipt confirmed by an electronically generated written confirmation), addressed as follows (or to such other address as a party may designate by notice to the others):

     if to Buyer, Buyer Parent or Buyer Sub, to:

     Kingsway Financial Services Inc.
     310 Explorer Drive Suite 200 Mississauga,
     Ontario L4W 5H8 Attention: Shaun Jackson

   with a copy to:

   Cassels  Brock & Blackwell
   Scotia  Plaza,  Suite 2100
   40 King Street
   West Toronto, Canada
   M5H 3C2  Attention:  J. Brian Reeve, Esquire

   if to the Company, to:

   Walshire Assurance Company
   3350 Whiteford Road
   York, PA 17402
    Attention: Kenneth R. Taylor

   with copies to:

   Blank Rome Comisky & McCauley LLP
   One Logan Square
   Philadelphia, PA 19103-6998
   Attention: Arthur H. Miller, Esquire

     12.2 AMENDMENTS AND WAIVERS.

          (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is explicit and in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Other than as provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     12.3 EXPENSES. Except as otherwise expressly provided herein, the fee for filing an application pursuant to the HSR Act shall be paid by Buyer or Buyer Parent, and all other costs and expenses incurred in connection with this Agreement, including all brokers', finders', investment advisory or similar fees, shall be paid by the party incurring or responsible for incurring such cost or expense. Notwithstanding the immediately preceding sentence, (i) in the event that the Company or Buyer terminates this Agreement pursuant to Section 11.1(iv) above, the Company shall within five
     (5) business days of such termination pay to Buyer the sum of one million seven hundred fifty thousand dollars ($1,750,000) in immediately available funds as directed by Buyer and shall reimburse Buyer for its reasonable out-of-pocket costs and expenses incurred between June 18, 1998 and the date of termination in connection with this Agreement and the transactions contemplated hereby and (ii) in the event that the Company or Buyer terminates this Agreement pursuant to Section 11.1(vi) above, the Company shall reimburse Buyer for its reasonable out-of-pocket costs and expenses incurred between June 18, 1998 and the date of termination in connection with this Agreement and the transactions contemplated hereby; provided, however, that no amounts shall be payable by the Company to Buyer pursuant to this sentence if Buyer or Buyer Parent shall have been in material breach of this Agreement at the time this Agreement is terminated.

     12.4 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto.

     12.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to any laws that might otherwise govern under applicable principles of conflicts of laws.

     12.6 JURISDICTION. Except as otherwise expressly provided in this Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Eastern District of Pennsylvania or any Pennsylvania state court sitting in Philadelphia, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section 12.6 shall be deemed effective service of process on such party.

     12.7 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

     12.8 NO THIRD PARTY BENEFICIARIES. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except for the indemnification and insurance provisions contained in Section 6.2, which provisions may be enforced by the parties to be indemnified or insured thereunder.

     12.9 ENTIRE AGREEMENT. Except for the Confidentiality Agreement, this Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to such subject matter. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto.

     12.10 CONSTRUCTION. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation and construction hereof. Unless otherwise specified, (i) the terms "hereof," "herein" and similar terms refer to this Agreement as a whole and (ii) references herein to Articles or Sections refer to articles or sections of this Agreement. This Agreement is the result of arms-length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement shall be construed in favor of or against any one party.

     12.11 CURRENCY. All dollar amounts stated in this Agreement are stated in United States currency, and all payments required under this Agreement shall be paid in United States currency.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                  WALSHIRE ASSURANCE COMPANY


                                  By: /s/ Kenneth R. Taylor
                                     -------------------------------------------
                                          Kenneth R. Taylor
                                          Title: President


                                  KINGSWAY AMERICA INC.


                                  By: /s/ William J. Starr
                                     -------------------------------------------
                                          William J. Starr
                                          Title: Chairman


                                  KINGSWAY FINANCIAL SERVICES INC.


                                  By: /s/ W. Shaun Jackson
                                     -------------------------------------------
                                          W. Shaun Jackson
                                          Title: Executive Vice President & CFO


                                  W ACQUISITION CORPORATION


                                  By: /s/ William G. Starr
                                     -------------------------------------------
                                          William G. Starr
                                          Title: President